Consent of Independent Registered Public Accounting Firm

The Board of Directors
Jackson National Life Insurance Company and
Contract Owners of Jackson National Separate Account I:

We consent to the use of our reports on the consolidated financial statements of Jackson National Life Insurance Company dated March 7, 2014 and on the financial statements of each investment division within Jackson National Separate Account I dated March 7, 2014, as well as to the reference to our firm as "Experts" all incorporated herein by reference in the Post-Effective Amendment to the Form N-4 Registration Statement of Jackson National Separate Account I.

KPMG LLP

Chicago, Illinois
September 8, 2014